Exhibit 10.1

Dear,

This Agreement made between the Undersigned (“Owner”) and Pro Music Rights, LLC, 1978 Gulf Shore Blvd. S., Naples, Florida 34102(“Society” or “PRO”), in consideration of the premises and of the mutual covenants hereinafter contained, as follows:

1. The Owner grants to the Society for the term hereof, the right to license non-dramatic public performances (as hereinafter defined), or each musical work (collectively “Works”):

a. Of which the Owner is a copyright proprietor; or

b. Which the Owner, alone, or jointly, or in collaboration with others, wrote, composed, published, acquired or owned; or

c. In which the Owner now has any right, title, interest or control whatsoever, in whole or in part; or

d. Which hereafter, during the term hereof, may be written, composed, acquired, owned, published or copyrighted by the Owner, alone, jointly or in collaboration with others; or

e. In which the Owner may hereafter, during the term hereof, have any right, title, interest or control, whatsoever, in whole or in part.

f. The right to license the public performance of every such musical work shall be deemed granted to the Society by this instrument for the term hereof, immediately upon the work being written, composed, acquired, owned, published or copyrighted.

The rights hereby granted shall include:

i. All the rights and remedies for enforcing the copyright or copyrights of such musical works, whether such copy-rights are in the name of the Owner and/or others, as well as the right to sue under such copyrights in the name of the Society and/or in the name of the Owner and/or others, to the end that the Society may effectively protect and be assured of all the rights hereby granted.

ii. The non-exclusive right of public performance of the separate numbers, songs, fragments or arrangements, melodies or selections forming part or parts of musical plays and dramatico-musical compositions, the Owner reserving and excepting from this grant the right of performance of musical plays and dramatico- musical compositions in their entirety, or any part of such plays or dramatico-musical compositions on the legitimate stage.

iii. The non-exclusive right of public performance by means of radio broadcasting, telephony, “wired wireless,” all forms of synchronism with motion pictures, live performances, and/or any method of transmitting sound.

iv. The non-exclusive right of public performance by television broadcasting; provided, however, that:

1. This grant does not extend to or include the right to license the public performance by television broadcasting or otherwise of any rendition or performance of

(a) any opera, operetta, musical comedy, play or like production, as such, in whole or in part, or (b) any composition from any opera, operetta, musical comedy, play or like production (whether or not such opera, operetta, musical comedy, play or like production was presented on the stage or in motion picture form) in a manner which recreates the performance of such composition with substantially such distinctive scenery or costume as was used in the presentation of such opera, operetta, musical comedy, play or like production (whether or not such opera, operetta, musical comedy, play or like production was presented on the stage or in motion picture form): provided, however, that the rights hereby granted shall be deemed to include a grant of the right to license non-dramatic performances of compositions by television broadcasting of a motion picture containing such composition if the rights in such motion picture other than those granted hereby have been obtained from the parties in inter-est.

2. Nothing herein contained shall be deemed to grant the right to license the public performance by television broadcasting of dramatic performances. Any performance of a separate musical composition which is not a dramatic performance, as defined herein, shall be deemed to be a non-dramatic performance. For the purposes of this agreement, a dramatic performance shall mean a performance of a musical composition on a television program in which there is a definite plot depicted by action and where the performance of the musical composition is woven into and carries forward the plot and its accompanying action. The use of dialogue to establish a mere program format or the use of any non-dramatic device merely to introduce aperformance of a composition shall not be deemed to make such performances dramatic.

3. The definition of the terms “dramatic” and “non-dramatic” performances contained herein are purely for the purposes of this agreement and for the term thereof and shall not be binding upon or prejudicial to any position taken by either of us subsequent to the term hereof or for any purpose other than this agreement.

v. The Owner may at any time and from time to time, in good faith, restrict the radio or television broadcasting of compositions from musical comedies, operas, operettas and motion pictures, or any other composition being excessively broadcast, only for the purpose of preventing harmful effect upon such musical comedies, operas, operettas, motion pictures or compositions, in respect of other interest under the copyrights thereof; provided, however, that the right to grant limited licenses will be given, upon application, as to restricted compositions, if and when the Owner is unable to show reasonable hazards to his or its major interests likely to result from such radio or television broadcasting; and provided further that such right to restrict any such composition shall not be exercised for the purpose of per-mitting the fixing or regulating of fees for the recording or transcribing of such composition, and provided further that in no case shall any charges, “free plugs,” or other consideration be required in respect of any permission granted to perform a restricted composition; and provided further that in no event shall any composition, after the initial radio or television broadcast thereof, be restricted for the purpose of confining further radio or television broadcasts thereof to a particular artist, station, network or program.The Owner may also at anytime and from time to time, in good faith, restrict the radio or television broadcasting of any composition, as to which any suit has been brought or threatened on a claim that such composition infringes a composition not contained in the repertory of Society or on a claim by a non-member of Society that Society does not have the right to license the public performance of such composition by radio or television broadcasting.

2. The term of this Agreement shall be for a period commencing on the date hereof for two (2) years and continuing thereafter for additional terms of two (2) years each unless terminated by either party at the end of said initial term or any additional term, upon notice sent by registered, certified or Express mail, or othersending method that requires that the date that the item is sent be recorded by the courier (e.g., overnight mail or messenger service), not more than six (6) months or less than three (3) months prior to the end of any such term.

3. Within ten (10) days after the execution of this agreement Owner will furnish to Society a completed work registration form available in blank from with respect to each Work heretofore composed, published, or rights held by you which has been published in printed copies or recorded commercially or synchronized commercially with film or tape or which is being currently performed or which you consider as likely to be performed.

4. The Society agrees, during the term hereof, in good faith to use its best endeavors to promote and carry out the objects for which it was organized, and to hold and apply all royalties, profits, benefits and advantages arising from the exploitation of the rights assigned to it by its several clients, including the Owner, to the uses and purposes as provided in its Articles of Organization (which are hereby incorporated by reference), as now in force or as hereafter amended.

5. The Owner hereby irrevocably, during the term hereof, authorizes, empowers and vests in the Society the right to enforce and protect such rights of public performance un-der any and all copyrights, whether standing in the name of the Owner and/or others, in any and all works copyrighted by the Owner, and/or by others; to prevent the infringement thereof, to litigate, collect and receipt for damages arising from infringement, and in its sole judgment to join the Owner and/or others in whose names the copyright may stand, as parties plaintiff or defendants in suits or proceedings; to bring suit in the name of the Owner and/or in the name of the Society, or others in whose name the copyright may stand, or otherwise, and to release, compromise, or refer to arbitration any actions, in the same manner and to the same extent and to all intents and purposes as the Owner might or could do, had this instrument not been made.

6. The Owner hereby makes, constitutes and appoints the Society, or its successor, the Owner’s true and lawful attorney, irrevocably during the term hereof, and in the name of the Society or its successor, or in the name of the Owner, or otherwise, to do all acts, take all proceedings, execute, acknowledge and deliver any and all instruments, papers, documents, process and pleadings that may be necessary, proper or expedient to restrain infringements and recover damages in respect to or for the infringement or other violation of the rights of public performance in such works, and to discontinue, compromise or refer to arbitration any such proceedings or actions, or to make any other disposition of the differences in relation to the premises.

7. The Owner will cooperate fully with PRO and be available to attend meetings, conferences on reasonable notice, and stay fully informed on all developments relating to this matter. Client will notify PRO of any changes of resident address, business address, email addresses, resident phone number or business phone number immediately upon knowledge of such change and will be responsible for keeping PRO advised at all times of such information.

8. In the event that we have reason to believe that Owner will receive, are entitled to receive, or are receiving payment from a performing rights licensing organization other than PRO for or based on United States or worldwide performances of one or more of your Works during period when such Works were licensed by us pursuant to this agreement, PRO shall have the right to withhold payment for such performances from Owner until receipt of evidence satisfactory to PRO that Ownerwas not or will not be so paid by such other organization. In the event that Owner was or will be so paid or do not supply such evidence within twelve (12) months from the date of PROs request therefor, PRO shall be under no obligation to make any payment to Owner for performances of such Works during such period.

9. The Owner agrees from time to time, to execute, acknowledge and deliver to the Society, such assurances, powers of attorney or other authorizations or instruments as the Society may deem necessary or expedient to enable it to exercise, enjoy and enforce, in its own name or otherwise, all rights and remedies aforesaid.

10. It is mutually agreed that during the term hereof the Managers of the Society shall be composed of persons which PRO deems contribute to the fair and reasonable collection of royalties on behalf of the writers and/or publishers which may, from time to time, include writers and publishers themselves, and that the royalties distributed to the Owner shall be one hundred percent (100%) of all per use royalties collected (not including blanket licenses) minus any third party processing fees.

11. The Owner agrees that the apportionment and distribution of royalties by the Society as determined from time to time by the Managers of the Society, in case of appeal by him, shall be final, conclusive and binding upon him. The Society shall have the right to transfer the right of review of any apportionment and distribution of royalties from the Managers to any other agency or instrumentality that in its discretion and good judgment it deems best adapted to assuring to the Society’s clients a just, fair, equitable and accurate apportionment and distribution of royalties. The Society shall have the right to adopt from time to time such systems, means, methods and formulae for the establishment of a client’s apportionment and distribution of royalties as will assure a fair, just and equitable distribution of royalties among the clients.

12. PRO shall have the right, in its sole discretion, to terminate this agreement on at least thirty (30) days’ notice by registered or certified mail if Owner, Owners agents, employees or representatives, directly or indirectly, solicit or accept payment from writers for composing music for lyrics or writing lyrics to music or for reviewing, publishing, promoting, recording or rendering other services connected with the exploitation of any composition, or permit use of your name or your affiliation with us in connection with any of the foregoing. In the event of such termination no payments shall be due to you pursuant to this Agreement.

13. No monies due or to become due to Owner shall be assignable, whether by way of assignment, sale or power granted to an attorney-in-fact, without our prior written consent. Any assignment of such monies is made by Owner without such prior written consent, no rights of any kind against us will be acquired by the assignee, purchaser or attorney-in-fact.

14. Owner acknowledges that the rights obtained by Owner pursuant to this agreement constitute rights to payment of money and that during the Period Society shall hold title to the performing rights granted to us hereunder. In the event that during the Period Owner shall file a petition in bankruptcy, such a petition shall be filed against Owner, Owner shall make an assignment for the benefit of creditors, Owner shall consent to the appointment of a receiver or trustee for all or part of Owners property, or Owner shall institute or shall have instituted against Owner any other insolvency proceeding under the United States bankruptcy laws or any other applicable law, Society shall retain title to the performing rights in all Works the rights to which are granted to us hereunder and shall subrogate your trustee in bankruptcy or receiver and any subsequent purchasers from them to your right to payment of money for said Works in accordance with the terms and conditions of this agreement.

15. All disputes of any kind, nature or description arising in connection with the terms and conditions of this agreement shall be submitted to the American Arbitration Association in Naples, Florida, for arbitration under its then prevailing rules, the arbitrator(s) to be selected as follows: Each of us shall, by written notice to the other, have the right to appoint one arbitrator. If, within (10) days following the giving of such notice by one of us, the other shall not, by written notices appoint another arbitrator, the first arbitrator shall be the sole arbitrator. If two arbitrators are so appointed, they shall appoint a third arbitrator. If ten (10) days elapse after the appointment of the second arbitrator and the two arbitrators are unable to agree upon the third arbitrator, then either of us may, in writing, request the American Arbitration Association to appoint the third arbitrator. The award made in the arbitration shall be binding and conclusive on both of us and shall include the fixing of the costs, expenses and reasonable attorneys’ fees of arbitration. which shall be borne by the unsuccessful party. Venue for such Arbitration will be Collier County, Florida. Judgment may be entered in Florida Civil Court or any other court having jurisdiction.

16. You acknowledge that the relationship between you and us which is created by this agreement is one of the ordinary contracting parties and is not intended to be a fiduciary relationship with respect to any of the rights or obligations hereunder.

17. You authorize the inclusion of your name, likeness and biographical information in publicly distributed material relating to your association with us.

18. This agreement constitutes the entire agreement between you and us, cannot be changed except in a writing signed by you and us and shall be governed and construed pursuant to the laws of the State of Florida.

19. In the event that any part or parts of this agreement are found to be void by a court of competent jurisdiction the remaining part or carts shall nevertheless be binding with the same force and effect as if the void part or parts were deleted from this agreement.

20. Definitions:

a. “Public Performance” Defined. The term “public performance” shall be construed to mean vocal, instrumental and/or mechanical renditions and representations in any manner or by any method whatsoever, including transmissions by radio and television broadcasting stations, transmission by telephony and/or “wired wireless”; and/or reproductions of performances and renditions by means of devices for reproducing sound recorded in synchronism or timed relation with the taking of motion pictures.

b. “Musical Works” Defined. The phrase “musical works” shall be construed to mean musical compositions and dramatico-musical compositions, the words and music thereof, and the respective arrangements thereof, and the selections therefrom.

21. The powers, rights, authorities and privileges by this instrument vested in the Society, are deemed to include the World, provided, however, that such grant of rights for foreign countries shall be subject to any agreements now in effect, a list of which is attached hereto.

22. The grant made herein by Owner is modified by and subject to the provisions of the Code of Conduct for Clients as well as any resolutions of the Managers.

23. Owner further warrants and represents the following:

a. I represent that there are no existing assignments or licenses, direct or indirect, of non-dramatic performing rights in my musical works, except to or with the publisher(s). If there are assignments or licenses other than with publishers, I have attached copies of such assignments or licenses.

b. I have read all PRO resolutions and the Code of Conduct for Clients, and agree to be bound by them, as now in effect, and as they may be amended, and I agree to execute agreements in such form and for such periods as the Managers shall have required and shall hereafter require for all Writers and Publishers.

c. I represent that I meet the eligibility requirements for Writers as set forth herein as I have written or co-written a musical work or song that has been performed publicly in any venue licensable by PRO (club, live concert, symphonic concert or recital venue, college or university, etc.), performed in an audio visual or electronic medium (film, website, television program, radio station, etc.), commercially recorded, or published as sheet music, a score, or folio which is available for sale or rental. I understand that PRO reserves the right to request substantiation of my eligibility for PROagreement at any time.

d. I warrant and represent that all of the information furnishedin this application and work registration form pursuant to paragraph 3 is true. I acknowledge that any agreement entered into betweenPRO and me will be in reliance upon the representations contained in this application, and that my agreement will be subject to termination if the information contained in this application is not complete and accurate. In the event that PRO becomes aware of suspicious activity on behalf of the Owner, including the falsification or misrepresentation of information in the application and work registration form, PRO may notify other claim holders to the Musical Works. PRO reserves the right to withhold royalties to Owner for Musical Works that violate this section.

ACCEPTED AND AGREED TO:

(Signature of Owner)

(Printed Name of Owner)

(Address)

(Telephone of Owner)

(Email of Owner)

(Date)

(Ip Address)

PRO MUSIC RIGHTS, INC.

BY:
JAKE NOCH, CEO

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